UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 31, 2005

BEDFORD PROPERTY INVESTORS, INC.

(Exact name of registrant as specified in its charter)

Maryland	1-12222	68-0306514
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

270 Lafayette Circle Lafayette, CA 94549 (Address of Principal Executive Offices including Zip Code)

Registrant’s telephone number, including area code: (925) 283-8910

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

009450-0007-08704-PaloAlto.2072237.1

009450-0001-08704-PaloAlto.2074219.1

Item 5.02.

Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b)

On January 31, 2005, Bedford Property Investors, Inc. (the “Company”) announced that James R. Moore stepped down from his position as Chief Operating Officer of the Company, effective immediately, but will retain his position as President of the Company until his previously announced retirement on June 30, 2005.

(c)

On January 31, 2005, the Company announced the appointment of Stephen M. Silla as Executive Vice President and Chief Operating Officer of the Company, effective immediately.

Mr. Silla served as the Company’s Senior Vice President of Acquisitions from September 2002 until his appointment as the Company’s Executive Vice President and Chief Operating Officer on January 31, 2005.  From December 1998 through August 2002, he served as a Vice President of Bedford Acquisitions, Inc., a company wholly owned by Peter Bedford.  From 1992 to 1998, Mr. Silla served as Vice President and General Manager for Kemper Real Estate Management Company and ZKS Real Estate Partners, both of which were affiliates of Zurich/Kemper Life Insurance, where he was responsible for development, leasing and sales of all of Zurich/Kemper’s real estate in Hawaii.  From 1986 to 1992, Mr. Silla was Vice President and Regional Manager of Bedford Properties Holdings, Ltd., a company wholly owned by Mr. Bedford, in Southern California and Hawaii.  From 1990 to 1991, he served on the board of directors of the Rancho California Water District.  He received a B.S. in Engineering from the University of California at Davis and an M.B.A. from St. Mary’s College.  Mr. Silla is 53 years old.

In April 2003, the Company entered into a retention agreement with Mr. Silla.  The retention agreement provides for certain cash payments in the event of Mr. Silla’s termination of employment following a change in control of the Company.  For purposes of the retention agreement, a “change in control” is defined as (i) the acquisition by any person of 30% or more of the combined voting power of the Company (with certain exceptions), (ii) a change in 50% of the membership of the Company’s board of directors during any consecutive two-year period, where the new directors were not approved by the directors at the beginning of the period or by other directors so approved, (iii) the occurrence of a reorganization, merger, consolidation or other transaction after which the stockholders of the Company immediately prior to the transaction do not, immediately following the transaction, own more than 50% of the combined voting power of the Company or (iv) a sale, liquidation or distribution of all or substantially all of the assets of the Company.  In the event of an “involuntary termination” (as the term is defined in the retention agreement) within two years following a change in control, Mr. Silla will be entitled to receive a cash payment equal to the sum of his salary plus his average bonus received over the prior three years.  Any severance payable under Mr. Silla’s retention agreement will be reduced by any amount of severance payable to Mr. Silla under any other plan, arrangement or agreement under which the he is entitled to receive cash severance payments.  In addition, the Mr. Silla will be entitled to receive a pro rata bonus for the year in which the involuntary termination occurs.  The foregoing description of Mr. Silla’s retention agreement is qualified in its entirety by reference to the provisions of the retention agreement, the form of which was previously filed as Exhibit 10.49 to the Company’s Form 10-Q for the quarter ending June 30, 2003.

Item 9.01.  Financial Statements and Exhibits.

(c)

Exhibits.

Exhibit No.	Description
99.1	Press release, dated January 31, 2005, of Bedford Property Investors, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 1, 2005	THE BEDFORD PROPERTY INVESTORS, INC.
(Registrant)
	By:	/s/ Hanh Kihara
Name: Hanh Kihara Title: Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release, dated January 31, 2005, of Bedford Property Investors, Inc.